UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 11, 2011 (February 10, 2011)

MGT Capital Investments, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kensington Centre, 66 Hammersmith Road,
London, United Kingdom, W14 8UD
 (Address of principal executive offices, including zip code)

011-44-20-7605-1151
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of MGT Capital Investments, Inc. and its consolidated subsidiaries (the “Company”) to differ materially from those expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of revenue, gross profit, expenses, earnings or losses from operations, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the rate of market development and acceptance of medical imaging technology; the execution of restructuring plans; any statement concerning developments, performance or industry rankings relating to products or services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; the difficulty of aligning expense levels with revenue changes; and other risks that are described from time to time in the Company’s Securities and Exchange Commission reports filed after this report.  The Company assumes no obligation and does not intend to update these forward-looking statements, unless required by law or regulation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s February 7, 2011 board meeting, the board (a) accepted the resignation of Allan Rowley as chief executive officer and director of MGT Capital Investments, Inc. (the “Company”), (b) appointed Robert Ladd as interim chief executive officer effective February 7, 2011 to fill the vacancy created by Mr. Rowley’s resignation, and (c) authorized  the Remuneration and Nominations Committee to commence a search process for a new, permanent chief executive  officer and in connection with that process identify one or more suitable candidates, negotiate appropriate terms and conditions of such individual’s engagement, and to report periodically to the Board as to its progress.

At the Company’s February 10, 2011 board meeting, the board appointed Richard W. Cohen as a director effective February 10, 2011 to fill the vacancy created by the resignation of Mr. Rowley.

The following sets forth Mr. Ladd’s position at the Company and a brief description of his business experience for the past five years:

Name	Age	Office Currently Held
Robert Ladd	52	Interim Chief Executive Officer, Director

Robert Ladd joined the Company on December 13, 2010 as a director and was appointed the Company’s interim chief executive officer on February 7, 2011. Mr. Ladd is the Managing Member of Laddcap Value Advisors, LLC, which serves as the investment manager for various private partnerships, including Laddcap Value Partners LP. Prior to forming his investment partnership in 2003, Mr. Ladd was a Managing Director at Neuberger Berman, a large international money management firm catering to individuals and institutions.  From 1992 through November 2002, Mr. Ladd was a portfolio manager for various high net worth clients of Neuberger Berman. Prior to this experience, Mr. Ladd was a securities analyst at Neuberger from 1988 through 1992. Mr. Ladd is a former Director of InFocus Systems, Inc. (Nasdaq – INFS, 2007 to 2009), and presently serves on the board of Delcath Systems, Inc. (Nasdaq – DCTH, since 2006). Mr. Ladd has earned his designation as a Chartered Financial Analyst (1986). The board believes that Mr. Ladd has the experience, qualifications, attributes and skills necessary to serve as director because of his years of experience in the securities industries.

The following sets forth Mr. Cohen’s position at the Company and a brief description of his business experience for the past five years:

Name	Age	Office Currently Held
Richard W. Cohen	56	Director

Richard W. Cohen, for more than the past five years has been President of Lowey Dannenberg Cohen & Hart P.C., a law firm which devotes a substantial amount of its practice to representation of investors in public companies.  Mr. Cohen is admitted to practice in New York and Pennsylvania, and the bars of the U.S. Courts of Appeals for the 1st, 2nd, 3rd, 6th and 11th Circuits; the U.S. District Courts for the Southern and Eastern Districts of New York, the Eastern District of Michigan and the Eastern District of Pennsylvania.  Mr. Cohen is a Graduate of Georgetown University (A.B. 1977) and the New York University School of Law (J.D. 1980).

Item 8.01.	Other Events.

On February 10, 2011, the Company issued a press release announcing the above developments. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro forma Financial Information

Not applicable.

(c)  Shell Company Transactions

Not applicable.

(d)  Exhibits

Not applicable.

Exhibit
No.	Description
99.1	Press Release dated February 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2011	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Robert Ladd
Name: Robert Ladd Title: Interim Chief Executive Officer